UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2021

GALECTIN THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240
NORCROSS, GA 30071
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (678) 620-3186
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2021, Galectin Therapeutics Inc. (the “Company”) executed the second promissory note (the “December 2021 Note”) with Richard E. Uihlein pursuant to a loan agreement in the aggregate of twenty million dollars ($20,000,000) (the “Loan Agreement”) entered in September 2021.   The December 2021 Note was delivered to evidence the second loan in the principal amount of ten million dollars.

The December 2021 Note has a maturity date of December 20, 2025 and is convertible into the Company’s common stock at a conversion price equal to $5.43 per share at the option of the noteholder, which is 228% of the closing price of our stock on December 17, 2021. The December 2021 Note bears interest at the rate of two percent (2%) per annum, compounded annually, and accrues additional interest at a rate of two and one-half percent (2.5%) per quarter (the “Additional Interest”) beginning on the date of issuance of the December 2021 Note and ending on the maturity date; provided however, that such Additional Interest is payable if and only if the noteholder elects to convert the entire balance of the December 2021 Note into the Company’s common stock.

The Line of Credit Letter Agreement (the “Line of Credit”) for $10 million between the Company and Richard E. Uihlein, dated December 19, 2017, and most recently amended on January 11, 2019, which by its terms would otherwise expire on December 31, 2021, was terminated upon closing of the second $10 million unsecured convertible loan in December 2021. Currently there are no borrowings under the Line of Credit.

The foregoing description of the December 2021 Note does not purport to be complete, and the terms of the December 2021 Note are subject to, and qualified in their entirety by reference to the December 2021 Note, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Note as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

Item 8.01	Other Items.

On December 21, 2021, Galectin Therapeutics Inc. (the “Company) issued the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit  No.

10.1	Unsecured Convertible Promissory Note, dated December 20, 2021
99.1	Press release, dated December 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

Date: December 21, 2021	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer